UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

ALPINE IMMUNE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37449	20-8969493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 East Blaine Street, Suite 200
Seattle, Washington 98102
(Address of Principal Executive Offices, including zip code)

(206) 788-4545

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed on April 10, 2024, with the U.S. Securities and Exchange Commission (the “SEC”), on April 10, 2024, Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Parent”), Adams Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Alpine Immune Sciences, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). All capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, on April 22, 2024, Merger Sub commenced a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”), at a price of $65.00 per share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to any applicable tax withholding, on the terms and subject to the conditions set forth in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Merger Sub with the SEC on April 22, 2024, as subsequently amended (the “Offer to Purchase”), and the related Letter of Transmittal.

At one minute past 11:59 p.m., Eastern Time, on May 17, 2024 (the “Expiration Time”), the Offer expired and was not further extended. Broadridge Corporate Issuer Solutions, LLC, the depositary and paying agent for the Offer, advised Merger Sub that, as of the Expiration Time, a total of 60,690,166 Shares were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 87% of the Shares issued and outstanding as of immediately following the consummation of the Offer. The number of Shares tendered satisfied the Minimum Tender Condition. As the Minimum Tender Condition and each of the other conditions of the Offer were satisfied, on May 18, 2024, Merger Sub irrevocably accepted for payment all the Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time, and will pay for such Shares as required by the Merger Agreement.

Following the consummation of the Offer, on May 20, 2024, Parent completed its acquisition of the Company, pursuant to the terms and conditions of the Merger Agreement, through the merger of Merger Sub with and into the Company, and without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by the Company or any wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) Shares owned by Parent, Merger Sub or any other subsidiary of Parent at the commencement of the Offer and owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time, (iii) Shares irrevocably accepted for purchase by Merger Sub in the Offer or (iv) Shares that are held by stockholders who are entitled to demand and properly demand appraisal for such Shares pursuant to and in compliance in all respects with Section 262 of the DGCL and do not fail to perfect or otherwise waive, withdraw or lose their right to appraisal with respect to such shares under the DGCL) was converted into the right to receive the Offer Price in cash, without interest thereon (the “Merger Consideration”), subject to any applicable tax withholding.

Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each option to purchase Shares granted under a Company Stock Plan or as a non-plan inducement award (a “Company Stock Option”) that was then outstanding but not then vested or exercisable became fully vested and exercisable in full. At the Effective Time, each Company Stock Option that was then outstanding was cancelled, and if such Company Stock Option had a per share exercise price less than the Merger Consideration, the holder thereof became entitled to receive a cash payment, without interest and subject to any applicable tax withholding, equal to the product obtained by multiplying (i) the total number of Shares underlying such Company Stock Option and (ii) the excess of the Merger Consideration over the exercise price per share of such Company Stock Option. Any Company Stock Option that had an exercise price per share that was equal to or exceeded the Merger Consideration was cancelled for no consideration.

Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each restricted stock unit of the Company granted under a Company Stock Plan or as a non-plan inducement award (a “Company RSU”) that was then outstanding but not then vested became immediately vested in full. At the Effective Time, each Company RSU that was then outstanding was cancelled and the holder thereof became entitled to receive, with respect to each Share underlying such Company RSU, an amount in cash equal to the Merger Consideration, without interest and subject to any applicable tax withholding.

The foregoing description of the Offer, the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 10, 2024, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the closing of the transactions contemplated by the Merger Agreement, effective as of immediately prior to the Effective Time, the Company terminated the Company ESPP and, as of the Effective Time, each of the Company Stock Plans were terminated.

In connection with the closing of the transactions contemplated by the Merger Agreement, on May 20, 2024, the Company provided written notice to Cowen and Company, LLC, as sales agent (the “Agent”), of its election to terminate the At-the-Market Issuance Sales Agreement, dated April 28, 2023, between the Company and the Agent (the “Sales Agreement”). The termination is effective as of May 30, 2024. The material terms of the Sales Agreement are summarized in the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2023.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

On May 17, 2023, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated consummation of the Merger and (ii) requested that Nasdaq (A) halt trading of the Shares effective as of 8:00 p.m., Eastern Time, on May 17, 2024, and, (B) following the Effective Time, file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the Merger, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (except as described in the Introductory Note of this Current Report on Form 8-K) was converted into the right to receive the Merger Consideration, subject to any applicable tax withholding. Accordingly, at the Effective Time, the stockholders of such Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Parent, as the direct parent company of Merger Sub, acquired 100% of the voting securities of the Company. The aggregate consideration paid by Parent in connection with the Offer and the Merger is approximately $5.0 billion in equity value and is being funded through Parent’s cash on hand.

To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the director of Merger Sub immediately prior to the Effective Time became the director of the Surviving Corporation. The director of Merger Sub immediately prior to the Effective Time was Charles Wagner. As of the Effective Time, Mitchell H. Gold, Robert Conway, Min Cui, Natasha Hernday, Christopher Peetz, Peter Thompson, James N. Topper and Jörn Drappa each ceased to be directors of the Company and members of any committee of the Company’s board of directors. These departures were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time were Reshma Kewalramani as President, Charles Wagner as Treasurer and Jonathan Biller as Secretary. Effective immediately following the Effective Time, all of the incumbent officers of the Company, as of immediately prior to the Effective Time, were removed as officers of the Company.

Biographical and other information regarding the new director and officers of the Surviving Corporation has been previously disclosed in Schedule I of the Offer to Purchase, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the Merger Agreement, as of the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 10, 2024, by and among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 10, 2024).*

3.1	Amended and Restated Certificate of Incorporation of the Company, dated May 20, 2024.**

3.2	Amended and Restated Bylaws of the Company, dated May 20, 2024.**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and attachments to the SEC upon request.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE IMMUNE SCIENCES, INC.

Date: May 20, 2024	/s/ Jonathan Biller
Jonathan Biller Secretary